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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  F O R M 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of Report
                                 March 5, 1999


                             Solo Serve Corporation
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       0-19994                                            74-2048057
(Commission File Number)                    (I.R.S. Employer Identification Number)



1610 Cornerway Blvd.
San Antonio, Texas                                               78219
---------------------------------------                        ----------
(Address of principal executive offices)                       (Zip Code)


              Registrant's telephone number, including area code:
                                 (210) 662-6262



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ITEM 5.  OTHER EVENTS

         As reported in the Form 8-K for January 20, 1999, Solo Serve Corporation (the "Company") filed a voluntary petition on January 20, 1999 under Chapter 11 of the Bankruptcy Code, Case No. 99-50272-C (the "Filing"), in the United States Bankruptcy Court, Western District of Texas, San Antonio Division, Bankruptcy Judge Ronald B. King presiding (the "Bankruptcy Court"). Since the Filing, Solo Serve Corporation, has acted as Debtor in Possession and continued to operate and manage its affairs.

         The Company filed Schedules and Statements with the Bankruptcy Court. The Schedules and Statements disclosed that the Company holds no real property, and that the then current market value of the Company's interest in personal property (without any adjustment for liens) included $167,051 cash on hand; $579,473.67 in financial accounts and credit card receipts; $588,403 in security deposits; an interest of unknown value in certain insurance and risk management policies; $86,882 in accounts receivable; $112,459 in liquidated debts; trademarks and software licenses of unknown value; supplies at cost value of $122,542; net book value of $1,575,393 in furniture, fixtures, and equipment; net book value of $1,308,433 in leasehold improvements; inventory at cost value of $7,867,697; and certain other deposits and prepaid expenses and expected refunds totaling $274,914. The Schedules and Statements also listed liabilities including $6,371,120.79 in secured claims and $11,099,200.43 in unsecured nonpriority claims. The Summary of Schedules filed with the Bankruptcy Court is attached to this Report as Exhibit 99.1. A complete copy of the Schedules and Statements, the exhibits and attachments thereto, and other pleadings may be obtained by contacting the Office of the Clerk of the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, 615 E. Houston Street, San Antonio, Texas 78205, (210) 472-6720.

Inventory Liquidation

         Pursuant to the Agency Agreement between the Company and Hillco/Garcel/Nassi, liquidation of the inventory in the Company's stores has continued. It is anticipated that the inventory liquidation will be concluded and stores will be turned back to the Company on or about March 29, 1999. The proceeds of the inventory liquidation have been applied to reduce the outstanding balance on the Company's secured debt to Sanwa, which has now been paid in full. Excess proceeds will be utilized to provide funds necessary for continuing operation of the Company on a reduced scale while the Company continues to seek to maximize the value of its assets for the benefit of its creditors. Other than employees in the stores, the Company currently has fourteen full-time employees, as compared to 78 full-time employees on January 15, 1999.

Other Assets

         The Company pursued a number of alternatives with regard to its store leases, some of which contemplated continued operation of the stores under new ownership. However, no final proposal contemplating continued operations was submitted, and the Company has engaged Keen Realty as its real estate consultant to work with the Company to dispose of twenty store leases. In an order entered March 5, 1999, the Bankruptcy Court approved auction procedures


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and set a March 24, 1999 auction date for the twenty store leases in an order entered March 5, 1999. In that regard, bids are due on the subject store leases on March 18, 1999, with the auction to be held on March 24, 1999 before the Bankruptcy Court. The leases in question include ten San Antonio leases, two Austin leases, two Corpus Christi leases, two leases along the U.S./Mexico Border, and four leases in Louisiana.

         The Company has entered into a Lease Termination Agreement providing for the termination of the lease relating to its McAllen store. The court has approved the Termination Agreement, which contemplates a payment of $50,000 to the Company in exchange for termination of the lease. The Company also has filed a motion seeking approval of the sale and assignment by the Company of two leases in New Orleans to Michael's Stores for aggregate consideration of $300,000. A hearing is scheduled on this motion for March 23, 1999.

         With regard to its distribution center, the Company has entered into a Lease Termination Agreement with Koontz/McCombs, the Company's Distribution Center Landlord, providing for the payment to the Company of $150,000 in exchange for termination of the lease. Under the Agreement, the Company can continue to occupy the premises through the end of July, 1999 unless Koontz McCombs gives notice prior to that time requiring the Company to vacate the premises. Any such notice would give the Company thirty days to vacate the premises and cannot require the Company to vacate the premises prior to April 30, 1999.

         The Company has also sought and obtained an order authorizing the sale of the furniture, fixtures and equipment in the Company's stores and in the distribution center on terms set forth in the Motion. Generally, the liquidation of furniture, fixture and equipment requires that certain minimum amounts be realized for the furniture, fixture and equipment at specific store locations and at the Distribution Center. The Company is continuing its efforts to liquidate these assets on terms consistent with the Court's order.

         The Bankruptcy Court has established a date by which all claims against the Company must be filed. Thereafter the court will determine the validity, amount and priority of the claims submitted. Funds remaining after liquidation of the assets and payment of secured administrative and/or priority claims, if any, would be allocated to the Company's unsecured creditors in proportion to the amounts of their respective allowed claims. No assurance can be given as to the amount, if any, that will be available to be allocated to the Company's unsecured creditors. No value will be afforded to the interests of the holders of the Company's Common Stock or Preferred Stock.

Forward-looking Statements

         Forward-looking statements in this Report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made above. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the principal uncertainties facing the Company at this time are uncertainty regarding the amounts likely to be realized from sale of the Company's remaining assets and the costs associated with the bankruptcy process. The Company does not undertake to


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publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

         Copies of the bankruptcy petition and other pleadings may be obtained by contacting the Office of the Clerk of the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, 615 E.
Houston Street, San Antonio, Texas 78205, (210) 472-6720.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         There are no financial statements filed with this report.

 (c) Exhibits. The following exhibits are filed as part of this report:

         Number            Document

         99.1 Summary of Schedules of the Company, as filed with the Bankruptcy Court on February 25, 1999.


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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             SOLO SERVE CORPORATION



                                 By:    /s/ Ross E. Bacon
                                     ----------------------------
                                        Ross E. Bacon,
                                        Secretary and Chief Financial Officer


Dated:  March 5, 1999


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                                 EXHIBIT INDEX

        Exhibit
         Number            Document
        -------            --------
         99.1              Summary of Schedules of the Company, as filed with
                           the Bankruptcy Court on February 25, 1999.